EXHIBIT 5.01
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017


                                                            December 29, 1999


Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705

Ladies and Gentlemen:

Re Ingram Micro Inc. Registration Statement on Form S-3 -- 1,500,000 shares of Common Stock

         We have acted as counsel to Ingram Micro Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 1,500,000 shares of Class A Common Stock, par value $0.01 per share (the "Shares"), issuable pursuant to the Warrant to purchase 1,500,000 shares of Class A Common Stock dated December 3, 1999, as executed by Ingram Micro Inc. and issued to SOFTBANK Corp. (the "Warrant").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         On the basis of the foregoing and assuming the due execution and delivery of certificates representing the Shares upon valid exercise of the Warrant in accordance with its terms, we are of opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the


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Ingram Micro Inc.                     2                        December 29, 1999

United States of America and the General Corporation Law of the State of
Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                                Very truly yours,


                                                /s/ Davis Polk & Wardwell
                                                ---------------------------
                                                Davis Polk & Wardwell